SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             March 26,  2014
                              Date of Report
                     (Date of Earliest Event Reported)

                           GOLD MOUNTAIN, INC.
           (Exact Name of Registrant as Specified in its Charter)

                   PEAR RUN ACQUISITION CORPORATION
          (Former Name of Registrant as Specified in its Charter)

Delaware                        000-55061                   46-3570856
(State or other
jurisdiction             (Commission File Number)         (IRS Employer
of incorporation)                                      Identification No.)

                     350 East Highway 91, Lot #140
                      Littlefield, Arizona 86432
             (Address of Principal Executive Offices)

                         215 Apolena Avenue
                  Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                           678-471-9250
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On March 27, 2014, Gold Mountain, Inc. (formerly Pear Run Acquisition Corporation) (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 85% of the total outstanding 3,500,000 shares of common stock as follows:

               3,000,000      Raymond G. Rodgers

     With the issuance of the 3,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On March 26, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a business combination with a private company or through the development of its business plan. The Company intends to acquire leases on certain gold mines that were in operation in the early or mid-1900s or are currently operating at shallow excavation levels. Utilizing new and improved technology currently available, the Company intends to upgrade the mines and provide for deeper and more efficient mining resulting in substantially increased production.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On March 26, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 26, 2014, James McKillop resigned as the Registrant's vice president and director.

    On March 26, 2014, Raymond G. Rodgers was named as the director of the Registrant.

    On March 26, 2014, the following persons were appointed to the offices of the Registrant as appears next to their names as follows:

              Raymond G. Rodgers  President, Chief Executive Officer
              Don Jenkins         Mining Operations Director

    Raymond G. Rodgers serves as the sole director of the Registrant and its president and Chief Executive Officer. Mr. Rodgers has been a business consultant to Gold River Exploration LLC primarily in conjunction with the expansion of equipment and the marketing of various mines including the Azurite Mine, the Trident Mine, and the Spruce Canyon Placer and Greyhound Mines. Mr. Rodgers has over 15 years experience in executive management primarily in the computer and technology industry. From 1982 to 1990, Mr. Rodgers served as the Executive Vice President of Northland Associates, Inc. negotiating contractual agreements for the systems design and implementation of all software and hardware for major companies such as Lloyds of London coupled with American Express, VISA, Master Card, Bank One, Puget Sound, Westinghouse and Curtis Mathis Television. Mr. Rodgers was listed in the 1985 "Who's Who in the West". Mr. Rodgers received a Bachelors of Science Degree and Colorado Teaching Certification from the University of Northern Colorado in 1980 and a Masters of Arts degree in Adult and Continuing Education in 1990. Mr. Rodgers served on Active Duty with the United
States Air Force for over 21 years and retired from the United States
Air Force Military Academy in 1974.

    Don Jenkins serves as the Mining Operations Director of the Registrant. Since 2009, Mr. Jenkins has been the owner and operator of Gold River Exploration LLC and Pine Creek LLC. He has been involved in the mining industry for most of his career and is particularly experienced in mineral property evaluations, target identification, project management, exploration programs, mine design, gravity and flotation beneficiation, leach processes, surveying and claim staking, drilling programs, geophysical and geochemical programs, feasibility studies and exploration and geology. Mr. Jenkins received a Bachelor of Science Degree in Geological Engineering and a Bachelor of Science Degree in Mining Engineering. He has also completed post graduate work in Mineral Processing.

                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                           GOLD MOUNTAIN, INC.


Date: March 27, 2014      Raymond G. Rodgers
                          President